UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of report (Date of earliest event reported): February 25, 2004



                         CURATIVE HEALTH SERVICES, INC.
             (Exact name of registrant as specified in its charter)


           Minnesota                      000-50371            51-0467366
 (State or other jurisdiction of         (Commission        (I.R.S. Employer
 incorporation or organization)          File Number)       Identification No.)


                                150 Motor Parkway
                         Hauppauge, New York 11788-5145
                    (Address of principal executive offices)


                                 (631) 232-7000
              (Registrant's telephone number, including area code)


                                 Not Applicable
         (Former name or former address, if changed since last report.)

Item 7.    Financial Statements and Exhibits

           (c)   The following exhibit is being "furnished" in accordance with
                 Item 12 of Form 8-K and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing:

                 99.1 Press Release of Curative Health Services, Inc. dated February 25, 2004.

Item 12.   Results of Operations and Financial Condition

           The following information is being "furnished" in accordance with
           Item 12 of Form 8-K and shall not be deemed "filed" for purposes of
           Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing:

           On February 25, 2004, Curative Health Services, Inc. issued a press release reporting on its results of operations and financial condition for the completed fiscal quarter and full-year ended December 31, 2003. The press release is furnished as Exhibit 99.1 to this Report.





Signature

           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                         CURATIVE HEALTH SERVICES, INC.


Date:  February 25, 2004         By:  /s/ Thomas Axmacher
                                          -----------------------
                                          Thomas Axmacher
                                          Chief Financial Officer

                                                                 Exhibit 99.1
FOR IMMEDIATE RELEASE

Contact:
Scott Eckstein
Investor Relations
Curative Health Services
631-232-7044
seckstein@curativehealth.com


          CURATIVE HEALTH SERVICES REPORTS FOURTH QUARTER 2003 RESULTS

                    Fourth quarter Revenues of $65.4 Million,

                       GAAP Net Income Per Share of $0.32,

Results Include Charges of $0.06 Per Share and One-Time Gain of $0.10 Per Share

Hauppauge, New York - February 25, 2004 - Curative Health Services, Inc., (Nasdaq: CURE), announced today fourth quarter and full-year financial results for the period ended December 31, 2003. Total revenues for the fourth quarter of 2003 were $65.4 million, compared with $47.7 million reported in the fourth quarter of 2002, an increase of 37.2%. GAAP net income was $4.4 million or $0.32 per diluted share for the fourth quarter of 2003, compared with GAAP net income of $5.8 million, or $0.45 per diluted share, for the fourth quarter of 2002. Adjusted net income for the fourth quarter 2003 was $3.8 million or $0.28 per diluted share. The adjusted fourth quarter 2003 results add back to GAAP net income certain aggregate after tax charges of approximately $0.9 million
($1.4 million pre-tax) or $0.06 per diluted share. These adjusted results also exclude an after tax one-time gain of approximately $1.4 million ($2.3 million pre-tax) or $0.10 per diluted share, related to the Company's sale of its venture capital interest in Accordant Health Services, Inc. ("Accordant"), as part of the sale of Accordant to AdvancePCS in November 2002. A table reconciling GAAP net income and net income per diluted share to adjusted net income and net income per diluted share for the three months ended
December 31, 2003 accompanies this press release. Management believes the adjusted net income and adjusted net income per diluted share information is necessary to better present the Company's underlying business operating results.

For the year ended December 31, 2003, the Company reported total revenues of $214.7 million, compared with $139.2 million in 2002. GAAP net income was $13.1 million or $0.96 per diluted share. Adjusted net income for the year ended December 31, 2003 was $15.8 million or $1.15 per diluted share. These adjusted results add back to GAAP net income charges taken during the first, second and third quarters that have been previously disclosed, as well as the charges and one-time gains taken during the fourth quarter discussed above. A table reconciling GAAP net income and net income per diluted share to adjusted net income and net income per diluted share for the year ended December 31, 2003 accompanies this press release.

                                     (more)

"This past year saw the maturation of our pharmacy business into a national enterprise and the first year of net center growth in our wound care business since 1999. While 2003 had many challenges, nonetheless we have made great progress and believe we have positioned ourselves well for the coming year," said Joseph Feshbach, Curative's Chairman and Chief Executive Officer.

Highlights for the fourth quarter of 2003 included:

o  Operating cash flow of over $8 million for the quarter.

o  A decline in DSOs of 10 days from the third quarter to 78 days.

o Resumption of sequential growth in hemophilia, recording a 5% quarter over quarter gain. IVIG and other injectables and infusables also recorded a sequential increase of 16%.

o 17% year over year growth in Synagis(R)revenues, on a pro forma basis for acquisitions.

The Company also signed four new multi-year contracts to manage acute care hospital Wound Care Center(R) programs and had two contracts terminated. Additionally, the Company has signed two multi-year contracts thus far in the first quarter of 2004.

More recently, Curative announced in a separate press release that it has entered into a definitive agreement to acquire the capital stock of Critical Care Systems, Inc. for a total consideration of approximately $150 million in cash. Critical Care Systems (CCS) is a leading national provider of specialty infusion pharmaceuticals and comprehensive clinical services. CCS focuses on delivering four principal therapies: hemophilia clotting factor, intravenous immune globulin (IVIG), Total Parenteral Nutrition (TPN) and anti-infective therapies. These core therapies represent the essential components of Specialty Infusion as distinct from Home Infusion and account for approximately 75% of CCS' revenues. Curative expects to fund the purchase price, repayment of certain existing indebtedness of CCS and related fees and expenses with $165 million of senior unsecured notes to be issued through a private placement. Curative has received a $165 million financing commitment from UBS Loan Finance LLC which will be used in the event the notes are not issued. In addition, GE Healthcare Financial Services has committed to a $60 million senior secured credit facility to support the acquisition and Curative's future working capital needs. The commitments are subject to customary conditions. The transaction will be subject to approval by applicable governmental regulatory agencies. UBS Investment Bank acted as financial advisor to Curative for the transaction.

Mr. Feshbach commented, "Today, we announced a landmark event in our drive to become a leading national company in specialty distribution with the signing of a definitive agreement to acquire Critical Care Systems. We are very excited about the prospects of this transaction, which we believe positions Curative as a major force in Specialty Infusion."

The transaction is expected to deliver a number of strategic benefits to both companies including:

o Establishing a leader in specialty infusion pharmaceuticals to the home with core strengths in Hemophilia, IVIG, Synagis, Antibiotics and TPN.

o Creating an organization with a network of 38 pharmacies in 23 states through which to drive growth in these core disease states that require a local clinical presence.

o Leveraging the approximately 450 payor contracts already serviced by the combined company.

o Creating a unique therapy offering that is mission critical as well as demonstrably cost-effective for payors creating a competitive advantage in contracting and pull-through.

o Adding exceptional clinical backbone and expertise highlighted by CCS' JCAHO accreditation.

o Creating operating leverage by generating economies of scale through the elimination of certain redundant G&A categories.


Fiscal 2004 Guidance

For 2004, before factoring in the acquisition of Critical Care Systems, the Company expects revenues to be in the range of $230-$240 million and net income to be in the range of $1.05-$1.10 per diluted share. This net income per diluted share guidance reflects additional spending plans in early 2004 for IT investments, Sarbanes Oxley compliance as well as adjusted Prescription City expectations. Revenues for Specialty Pharmacy Services are expected to be in the $205-$215 million range and revenues for Specialty Healthcare Services are expected to be in the $28-$29 million range. Specialty Pharmacy Services revenue growth is expected from both organic growth as the result of the Company's expanded sales force, as well as the inclusion in 2004 of a full year of operations by specialty pharmacy businesses acquired during 2003. For the first quarter 2004, the Company expects revenues to be in the range of $63-$65 million and GAAP net income in the range of $0.23-$0.25 per diluted share. Curative anticipates the acquisition of Critical Care Systems to be modestly accretive to earnings in the second half of 2004 after a period of integration. In 2005, Curative believes CCS will contribute between $0.13-$0.18 per share in earnings accretion

The guidance above relates to periods which have not yet ended or for which the Company has not yet closed its books or completed its review of its operating results and financial position. Accordingly, this guidance is preliminary and subject to change based on completion of that review. In addition, the guidance above does not reflect the impact, if any, of the pending government investigation of the Company's Prescription City pharmacy which was announced on November 5, 2003. It also does not reflect the completion of the previously announced agreement to acquire the capital stock of Critical Care Systems, Inc. and any acquisition-related charges associated with that transaction. After completion of this transaction, the Company will provide updated guidance to reflect these results.

The Company will host a conference call to discuss the Company's fourth quarter 2003 financial results, recent developments, business strategy and outlook on Wednesday, February 25, 2004, at 8:30 a.m. Eastern Time. To participate in the conference call, dial 1-800-915-4836 approximately 10 minutes prior to the scheduled start time.

If you are unable to participate, a digital replay of the call will be available from Wednesday, February 25, 2004 at 11:00 a.m. Eastern Time until 11:59 p.m. Eastern Time on March 3, 2004 by dialing 1-800-428-6051 with passcode # 339648. The live broadcast of Curative's quarterly conference call will be available online by going to www.curative.com and selecting the Investor Relations link, on www.streetevents.com, and on www.companyboardroom.com. An online replay will be available shortly after the call through March 3, 2004 at those sites.


                                     (more)

About Curative Health Services

Curative Health Services, Inc., through its two business units, Specialty Pharmacy Services and Specialty Healthcare Services, seeks to deliver high-quality results and exceptional patient satisfaction for patients experiencing serious or chronic medical conditions.

Curative's Specialty Pharmacy Services business unit provides services to help patients manage the health care process, and offers related pharmacy products to patients for chronic and critical disease states including Hemophilia, Immune System Disorders, Respiratory Syncytial Virus (RSV), Multiple Sclerosis, Rheumatoid Arthritis and Cancer.

Curative's Specialty Healthcare Services ("SHS") business unit is an industry leader in chronic wound care management. SHS provides a broad continuum of services to health care providers through a nationwide network. This national network of hospital-based Wound Care Center(R) programs has offered comprehensive treatment to over 375,000 patients.

                  For more information, visit www.curative.com.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Factors that might cause such differences include, but are not limited to, risks associated with our pending acquisition of Critical Care Systems including, but not limited to, receipt of regulatory approvals required for the transaction, completion of financing and other associated conditions, uncertain market conditions that the proposed bond offering and expansion of the Company's credit facility are subject to, integration risks and costs, risks of client retention, risks associated with the operations of the acquired business, as well as risks in our current businesses such as the termination or non-renewal of a material number of contracts, an inability to obtain new contracts, changes in the government regulations relating to the Company's Specialty Pharmacy Services or Specialty Healthcare Services business units, changes in the regulations governing third party reimbursements for the Company's services, manufacturing shortages of products sold by Curative's Specialty Pharmacy Services business unit, and the other risks and uncertainties detailed in the Company's filings with the Securities and Exchange Commission. Readers of this release are referred to the Company's Annual Report on Form 10-K for the year ended December 31, 2002 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2003, for further discussion of these and other factors that could affect future results.


                                 (Tables Follow)

                 CURATIVE HEALTH SERVICES, INC. AND SUBSIDIARIES
                         Selected Financial Information


Condensed Consolidated Statements of Operations
-----------------------------------------------
(In thousands, except for per share data)

                                                         Three Months Ended             Twelve Months Ended
                                                            December 31,                     December 31,
                                                         2003           2002            2003              2002
                                                      ------------------------       ---------------------------
Revenues                                              $ 65,445        $ 47,694       $ 214,741        $ 139,229
Costs and expenses:
   Cost of product sales and services                   48,259          31,724         148,673           89,297
   Selling, general & administrative                    10,277           7,782          37,792           26,401
   Total charges incurred (see reconciliation
    table following)                                     1,420               -           6,752                -
                                                        ------          ------         -------          -------
     Total costs and expenses                           59,956          39,506         193,217          115,698
                                                        ------          ------         -------          -------
Income from operations                                   5,489           8,188          21,524           23,531

Interest income                                             13              13              20               70
Interest expense                                           626             506           2,300            1,181
Other income (see reconciliation table following)        2,327           1,907           2,327            1,907
                                                        ------          ------         -------          -------
Income before income taxes                               7,203           9,602          21,571           24,327

Income taxes                                             2,821           3,772           8,496            9,682
                                                        ------          ------         -------          -------
Net income                                            $  4,382        $  5,830       $  13,075        $  14,645
                                                        ======          ======         =======          =======
Net income per common share, basic                    $   0.34        $   0.48       $    1.04        $    1.30
                                                        ======          ======         =======          =======
Net income per common share, diluted                  $   0.32 (1)    $   0.45       $    0.96 (1)    $    1.20
                                                        ======          ======         =======          =======
Denominator for basic earnings per share,
weighted average common shares                          12,845          12,088          12,546           11,280
                                                        ======          ======         =======          =======
Denominator for diluted earnings per share,
weighted average common shares assuming
conversions                                             13,749          12,897          13,826           12,207
                                                        ======          ======         =======          =======


                    (1) Calculated under the "as if converted" method, which requires adding shares related to convertible notes that have no contingencies to the denominator for diluted earnings per share and adding to net income, the numerator, tax effected interest expense relating to those convertible notes.

                 CURATIVE HEALTH SERVICES, INC. AND SUBSIDIARIES
                         Selected Financial Information

Reconciliation of GAAP Net income to
Adjusted net income
----------------------------------------
(In thousands, except for per share data)

                                                                      Three Months        Twelve Months
                                                                          Ended               Ended
                                                                    December 31, 2003   December 31, 2003
                                                                   -----------------   -----------------
GAAP Net income                                                          $ 4,382            $ 13,075

 Adjustments:
 Costs of credit facility termination and corporate structure
    reorganization                                                             -               1,100
 Costs of pharmacy consolidation and executive terminations                  (51)              3,170
 Costs of convertible note offering not completed due to market
    conditions                                                                 -                 682
 Costs of acquisitions not completed                                       1,154               1,483
 Costs of writing off obsolete equipment                                     317                 317
 Income from sale of equity interest (Accordant)                          (2,327)             (2,327)
                                                                          ------              ------
 Subtotal of adjustments                                                    (907)              4,425
 Tax benefit                                                                 358              (1,748)
                                                                          ------              ------
Adjusted net income                                                      $ 3,833            $ 15,752
                                                                          ======              ======


Reconciliation of GAAP Net income per common share,
diluted to Adjusted net income per common share, diluted
--------------------------------------------------------

GAAP net income per common share, diluted                                $  0.32(1)         $   0.96(1)

Adjustments:
Costs of credit facility termination and corporate structure
    reorganization                                                             -                0.08
Costs of pharmacy consolidation and executive terminations                     -                0.23
Costs of convertible note offering not completed due to market
    conditions                                                                 -                0.05
Costs of acquisitions not completed                                         0.08                0.11
Costs of writing off obsolete equipment                                     0.02                0.02
Income from sale of equity interest (Accordant)                            (0.17)              (0.17)
                                                                          ------              ------
Subtotal of adjustments                                                    (0.07)               0.32
Tax benefit                                                                 0.03               (0.13)
                                                                          ------              ------
Adjusted net income per common share, diluted                            $  0.28(1)         $   1.15(1)
                                                                          ======              ======
Denominator for diluted earnings per share,
weighted average common shares assuming conversions                       13,749              13,826
                                                                          ======              ======


                    (1) Calculated under the "as if converted" method, which requires adding shares related to convertible notes that have no contingencies to the denominator for diluted earnings per share and adding to net income, the numerator, tax effected interest expense relating to those convertible notes.


                 CURATIVE HEALTH SERVICES, INC. AND SUBSIDIARIES
                         Selected Financial Information


Condensed Consolidated Balance Sheets
-------------------------------------
(Dollars in thousands)

                                                        December 31,             December 31,
                                                            2003                     2002
                                                        -----------              ------------
Assets
Current assets:
  Cash and cash equivalents                              $   1,072                 $  2,643
  Accounts receivable, net                                  55,217                   36,438
  Deferred tax assets                                        1,977                    2,957
  Inventories                                               11,237                   12,766
  Prepaids and other current assets                          4,270                    2,212
                                                           -------                  -------
    Total current assets                                    73,773                   57,016

  Property and equipment, net                                7,890                    3,284
  Goodwill and intangibles                                 150,040                  125,165
  Other long-term assets                                     1,118                      979
                                                           -------                  -------
    Total assets                                         $ 232,821                $ 186,444
                                                           =======                  =======


Liabilities and Stockholders' Equity
Current liabilities:
  Accounts payable                                       $  28,892                $  21,786
  Accrued expenses                                          11,502                   11,579
  Current portion long term liabilities                      7,911                    6,102
                                                           -------                  -------
    Total current liabilities                               48,305                   39,467

  Long-term liabilities                                     39,599                   26,076
  Deferred tax liability                                     1,197                        -
                                                           -------                  -------
  Total long-term liabilities                               40,796                   26,076

  Stockholders' equity                                     143,720                  120,901
                                                           -------                  -------

    Total liabilities and stockholders' equity           $ 232,821                $ 186,444
                                                           =======                  =======


 Editors Note: This release is also available on the Internet over the World Wide Web at: http://www.curative.com
               -----------------------

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